Exhibit 10.01

SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is made by and between Inspyr Therapeutics, Inc. (the "Company"), and Russell Richerson ("Employee").

WHEREAS, on September 2, 2009 the Company and Employee entered into an employment agreement (which together with all prior amendment thereto shall be the “Employment Agreement);

WHEREAS, on September 2, 2009 the Company and Employee entered into a proprietary information, inventions and non-competion agreement ( “Confidentiality Agreement”);

WHEREAS, in connection with Employee’s employment, Employee has been granted the stock options as contained on Schedule A (“Awards”); and

WHEREAS, the Employee and Company now wish to mutually terminate the Employment Agreement and Employee’s employment with the Company.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (each a “Party” and collectively referred to as "the Parties") hereby agree as follows:

1.       Termination of Employment. Employee acknowledges that Employee’s employment with the Company will terminated effective February 28, 2017 (“Separation Date”), after which date Employee performed no further duties, functions or services for the Company pursuant to the Employment Agreement. Employee’s termination shall be considered a voluntary resignation.

2.       Payment of Moneys Owed. Employee acknowledges the Company has paid all compensation owed to Employee as a result of Employee’s employment with the Company, including but not limited to Employee’s salary/wages through the Separation Date, all accrued but unused vacation/flex time through that date, and/or bonuses owed to Employee, and all business expenses, if any, incurred by Employee as a result of Employee’s employment with the Company. Employee further agrees that he has no present claim for wages or benefits, and that he is not and would not be entitled to any future wages or benefits pursuant to any claims, other than the severance pay and benefits under this Agreement.

3.       Consideration. As consideration for Employee’s Release of Claims as contained in Section 7, the mutual termination of the Employment Agreement, and Employee’s obligations contained in this Agreement, Employee will receive:

(a)       Extension of Awards Exercise Period and Reduction of Awards Exercise Price. The Company shall to the extent that any Awards have vested, make the vested portion of such Awards exerciseable at any time during their remaining term regardless of any termination of the right to exercise such Awards that may be the result of Employee ceasing to be a service provider to the Company. Additionally, the exercise price of the Awards will be reduced to $0.75. Notwithstanding, the exercise of the Awards shall be pursuant to the other terms and conditions of the Company's 2007 Equity Compensation Plan or 2009 Executive Compensation Plan, as applicable (collectively “Plans”), as well as any conditions or terms contained in the Awards agreeements.

(b) Warrant. Employee will be granted a warrant to purchase 76,726 shares of common stock (“Warrant”). The Warrant will have an exercise price of $0.75 per share and a term of 3.5 years.

(c)       Equipment. Employee will receive and take ownership of equipment presently in his possession and previously provided by the Company except for items listed on Schedule A (“Equipment”).

(d)       Consulting Agreement. Employee will be granted the option to enter into a consulting agreement, in substantially the same form as attached hereto as Exhibit A, whereby Employee will provide the Company certain services, on a consultant basis, for a transitional period of $10,000 / month for 3 months following the Separation Date (“Consulting Agreement”). Consultant Agreement can be extended on monthly basis per agreement between parties.

4.       Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Notwithstanding the foregoing, if an exclusive agreement between Inspyr and ThapsIbiza is in effect, the definition of “Field of Interest” contained in the Confidentiality Agreement is expanded to also include the cultivation or sale of seeds derived from Thapsia garganica.

5.       Unemployment Benefits. Employee will not file an application for unemployment insurance benefits, if any, as a result of this Agreement. The Company does not admit or deny, that Employee has a right to receive unemployment insurance benefits.

6.        No Filings or Assignment. Employee represents that Employee has not initiated any suit or action before any federal, state or local judicial or administrative forum with respect to any matter arising out of or connected with Employee’s employment by the Company and/or the termination of that employment. Employee also represents that he has not previously transferred, assigned or conveyed any right or claim released in this Agreement. Employee further represents that he has not suffered any work-related injury during his employment with the Company that he has not reported to the Company.

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7.       Release of Claims.

(a)       Employee Release. Except as to such rights or claims as may be created by this Agreement, Employee hereby irrevocably and unconditionally remises, releases, and forever discharges the Company and any predecessor, successor, parent, subsidiary or affiliated corporation, and all present or former directors, officers, agents, employees, insurers, representatives, and attorneys, (and directors, officers, agents, employees, insurers, representatives, and attorneys of any parent, subsidiary, or affiliated corporations), and all persons acting by, through, under or in concert with any of them (collectively the “Company Releasees”), or any of them, from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, fixed or contingent, which any of them ever had or now has against the Company Releasees, from the beginning of time to the date of this Agreement, including but without limitation on the foregoing general terms, any claims arising from or relating to Employee’s employment relationship with the Company or the termination thereof, including any claims arising from any alleged breach of contract, covenant of good faith and fair dealing, wrongful termination, tort or any violation of any federal, state or local statutes, ordinances or common law, including but not limited to: (1) the Civil Rights Act of 1964, as amended; (2) 42 U.S.C. § 1981; (3) Section 503 of the Rehabilitation Act of 1973; (4) the Americans with Disabilities Act; (5) the Fair Labor Standards Act (including the Equal Pay Act); (6) the California and Federal Family and Medical Leave Act; (7) the Employee Retirement Income Security Act, as amended; (8) the Age Discrimination in Employment Act of 1967 (“ADEA”); (9) the Older Workers Benefit Protection Act (“OWBPA”); (10) the Federal Worker Adjustment and Retraining Notification Act; (11) the California Fair Employment and Housing Act; (12) the California Labor Code; (13) the Utah Antidiscrimination Act; and (14) the Utah Code, including the Utah Labor Code which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time heretofore had, owned or held, or claimed to have, own or hold against any of the Releasees relating to any conduct occurring prior to and including the date of execution of this Agreement.

In addition, in return for the consideration identified in Section 3 above, Employee specifically represents that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have for age discrimination under the ADEA or OWBPA.

(b)       Company Release Except as to such rights or claims as may be created by this Agreement, Company hereby irrevocably and unconditionally remises, releases, and forever discharges the Employee and his respective agents, family, heirs, successors, affiliates, employees, representatives, attorneys, assigns, and each of them, and all persons acting by, through, under or in concert with any of them (collectively the “Employee Releasees”), or any of them, from any and all actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, fixed or contingent, which any of them ever had or now has against the Employee Releasees, from the beginning of time to the date of this Agreement, including but without limitation on the foregoing general terms, any claims arising from or relating to Employee’s employment relationship with the Company, including any claims arising from any alleged breach of contract, covenant of good faith and fair dealing, tort or any violation of any federal, state or local statutes, ordinances or common law.

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(c)       Knowing and Voluntary Waiver. Section 1542 of the Civil Code of the State of California provides, generally, that a release does not extend to unknown claims. Specifically, Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

For the purposes of implementing a full and complete release and discharge of Employee Releasees and Company Releasees, the parties expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and acknowledges that this Agreement is intended to include and discharge all claims between the parties, known or not known or suspect to exist at the time of execution of this Agreement related to each respective party.

8.       Consideration Period. In accordance with the ADEA and OWBPA, Employee acknowledges that: (1) Employee has been advised by the Company that he is entitled to a period of forty-five (45) days from the Separation Date within which to consider this Agreement before signing it; (2) he is free to sign this Agreement at any time prior to the expiration of this forty-five (45) day period if he so wishes; (3) he expressly acknowledges that he has taken sufficient time to consider this Agreement before signing it; and (4) this Agreement is written in a manner that he can understand, and he has fully considered the terms and conditions of this Agreement.

9.       Revocation Period. Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the ADEA and OWBPA. Employee also acknowledges that the consideration given for the waiver and release set forth in Section 3 of this Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing, as required by the OWBPA Act, that: (1) Employee’s waiver and release does not apply to any rights or claims that may arise after the effective date of this Agreement, or that are otherwise prohibited from release by law; (2) Employee should consult with an attorney prior to executing this Agreement; (3) Employee has up to forty-five (45) days from the Separation Date to consider this Agreement (although Employee may execute this Agreement earlier at the Employee’s discretion); (4) Employee has seven (7) days following execution of this Agreement to revoke the Agreement; and (5) this Agreement shall not be effective until the date upon which the revocation period has expired. Employee shall provide a fully executed copy of this Agreement to the Company, attention Raul Silvestre, the date of execution of which by Employee shall begin the seven-day revocation period. Employee may revoke this Agreement only by giving Mr. Silvestre, formal, written notice of the revocation of this Agreement, which should be addressed to Inspyr Therapeutics, Inc. Attn: Raul Silvestre, 31200 Via Colinas, Suite 200, Westlake Village, CA 91362, and which should be received by Mr. Silvestre, by the close of business on the seventh (7th) day following Employee’s execution of this Agreement.

10.       Mutual Non-disparagement. The Parties agree that, for a period of one year following the Separation Date, they shall not, in any communications with the press or other media or to any customer, client or supplier of the Company, or any affiliate of the Company, criticize, ridicule or make any statement which disparages or is derogatory of each other or its affiliates or any of their respective representatives or agents. In responding to inquiries about Employee from prospective employers or other third parties, the Company shall confirm only Employee’s dates of employment, titles, and final rate of pay.

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11.       No Representations. Employee represents and acknowledges that in executing this Agreement Employee does not rely and has not relied on any representation or statement by any of the Company Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

12.       Binding Agreement/Governing Law. This Agreement shall be binding upon Employee and Employee’s heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Company Releasees and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns. This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

13.       Severability. Should any provision of this Agreement be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

14.       Encouragement to Consult With Attorney. Employee is encouraged to consult with an attorney before signing this Agreement, but is free to sign the Agreement at the Employee’s discretion.

15.       Voluntary Agreement. Employee acknowledges that Employee has carefully read and fully understands this entire Agreement, and that Employee is voluntarily entering into this Agreement.

16.        Entire Agreement. Except with respect to the Confidentialtiy Agreement, this Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter of the Agreement and/or Employee’s employment with the Company, including any items regarding compensation.

17.       Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.       No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of the Company.

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19.       Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.       Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)       They have read this Agreement;

(b)       They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)       They understand the terms and consequences of this Agreement and of the releases it contains;

(d)       They are fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

GenSpera, Inc.

Dated: March 1, 2017	By
Christopher Lowe, Chief Executive Officer

Russell Richerson an individual

Dated: March 1, 2017
Russell Richerson (Employee)

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Schedule A

Excluded Equipement

None

Awards

	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name and Principal Position	Exercisable	Unexercisable	Price ($)	Date

Russell Richerson, Ph.D	8,560	—	54.90	7/1/2018
Chief Operating Officer	9,765	—	60.30	1/2/2019
	1,553	—	60.30	1/2/2019
	11,438	—	59.40	3/25/2020
	5,773	—	59.40	3/25/2020
	7,017	—	38.70	1/7/2021
	20,049	—	38.70	1/7/2021

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